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                                                                  EXHIBIT 99.e-6


                             DISTRIBUTION AGREEMENT


       THIS AGREEMENT is made as of this 19th day of May, 2001, by and between UMB Scout Bond Fund, Inc., a Maryland corporation (the "Corporation"), and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

       WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of common stock in separate series with each such series representing interests in a separate portfolio of securities and other assets;

       WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

       WHEREAS, the Corporation and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the shares of the Corporation representing the investment portfolios described on Schedule A hereto and any additional shares and/or investment portfolios the Corporation and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such shares and any additional shares are referred to as the "Shares" and such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

       NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.       APPOINTMENT OF THE DISTRIBUTOR.

         The Corporation hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.


2.       SERVICES AND DUTIES OF THE DISTRIBUTOR.

         2.1 Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Corporation's Board of Directors and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").



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         2.2 Distributor may undertake appropriate distribution activities which it deems reasonable which are primarily intended to result in the sale of Shares. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act as principal.
The Distributor shall not be obligated to incur any specific expenses nor sell any certain number of Shares of any Fund.

         2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share (the "offering price") provided in the Funds' then current prospectus. The Distributor shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

         2.4 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") and the NASD.

         2.5 Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Corporation's prospectus and statement of additional information and such other materials as the Corporation shall provide or approve. The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Corporation in advance of the use of such materials. The Fund agrees to incorporate such changes to such materials as the Distributor shall request. The Distributor will file the materials as may be required with the NASD, SEC or state securities commissioners. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.


3.       DUTIES AND REPRESENTATIONS OF THE CORPORATION.

         3.1 The Corporation represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Articles of Incorporation, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Directors and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

         3.2 The Corporation shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Corporation hereunder.



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         3.3 The Corporation shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Corporation's officers in connection with the qualification of the Shares for sale in such states as Distributor and the Corporation may approve, shall maintain the registration of a sufficient number or amount of shares thereunder, and shall pay all costs and expenses in connection with such qualification. The Corporation shall notify the Distributor, or cause it to be notified, of the states in which the Shares may be sold and shall notify the Distributor of any change to the information.

         3.4 The Corporation shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Corporation shall furnish Distributor from time to time such information, documents and reports with respect to the Corporation and the Shares as Distributor may reasonably request, and the Corporation warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

         3.5 The Corporation represents to Distributor that all registration statements and prospectuses of the Corporation filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Corporation represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. The Corporation shall promptly notify the Distributor of any advice given to it by counsel to the Corporation regarding the necessity or advisability of amending or supplementing the registration statement.

         3.6 The Corporation shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Corporation may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Corporation shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Corporation of a written request in good faith from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. In


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addition, if, at any time during the term of this Agreement, the Distributor requests the Corporation to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Corporation fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Corporation without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Corporation's right to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Corporation may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

         3.7 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Corporation may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it advisable to accept such orders and to make such sales and the Corporation shall advise Distributor promptly of such determination.

         3.8 The Corporation agrees to advise the Distributor promptly in writing:

                   (i) of any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses;

                   (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

                   (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

                  (iv) of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.


4.       INDEMNIFICATION.

         4.1(a) The Corporation authorizes Distributor to use any prospectus or statement of additional information, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Corporation shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act ("Distributor Indemnitees"), free and harmless (a) from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any counsel fees incurred in connection therewith) of any and every

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nature ("Losses") which Distributor and each of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation's obligation to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Distributor and furnished to the Corporation or its counsel by Distributor in writing for the purpose of, and used in, the preparation thereof; (b) from and against any and all Losses which Distributor and each of the Distributor Indemnitees may incur in connection with this Agreement or the Distributor's performance hereunder, except to the extent the Losses result from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, (c) from and against any and all Losses which Distributor and each of the Distributor Indemnitees may incur when acting in accordance with instructions from the Corporation or its representatives. Promptly after receipt by the Distributor of notice of the commencement of an investigation, action, claim or proceeding, the Distributor shall, if a claim for indemnification in respect thereof is made under this section, notify the Corporation in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Distributor or any Distributor Indemnitee; or (d) from and against any Losses caused by acts or omissions of the Corporation's prior distributor or other service providers.

         4.1(b) The Corporation shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Corporation's election. If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation, or in case there is a conflict of interest between the Corporation and the Distributor or any of the Distributor Indemnitees, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Corporation's indemnification agreement contained in this Section 4.1 and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of the Distributor Indemnitees and their estates and successors. The Corporation agrees promptly to

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notify Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any of the Shares.

         4.1(c) The Corporation acknowledges and agrees that in the event the Distributor, at the direction of the Corporation, is required to give indemnification to any entity selling Shares or providing shareholder services to shareholders or others and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Corporation and shall be entitled to such indemnification.

         4.2(a) Distributor shall indemnify, defend and hold the Corporation, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act ("Corporation Indemnitees"), free and harmless from and against any and all Losses which the Corporation, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, (a) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Corporation's registration statement or any prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished in writing to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof, and (b) to the extent any Losses arise out of or result from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; Distributor's agreement to indemnify the Corporation and any of the Corporation Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Corporation's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. Promptly after receipt by the Corporation of notice of the commencement of an investigation, action, claim or proceeding, the Corporation shall, if a claim for indemnification in respect thereof is to made under this section, notify the Distributor in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Corporation or any Corporation Indemnitee.

         4.2(b) The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Corporation, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel and notifies the Corporation of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor's election. If the Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Corporation and them. The Distributor's indemnification

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agreement contained in this Section 4.2 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation or any of the Corporation Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Corporation's benefit, to the benefit of each of the Corporation Indemnitees and their estates and successors. The Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.


5.       OFFERING OF SHARES.

         No Shares shall be offered by either the Distributor or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Corporation's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Articles of Incorporation.


6.       LIMITATION OF LIABILITY

         6.1 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, the Distributor shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Distributor from an officer or representative of the Corporation, or for the acts or omissions of the Corporation's prior distributor or other service providers.

         6.2 The Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Distributor will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

         6.3 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of suit (or commencement of arbitration proceedings) alleging such cause of action. Each party shall have the duty to mitigate damages for which the other party may become responsible. Notwithstanding anything in this agreement to the contrary, in no event shall either party, its affiliates or any of its or their directors, officers, employees, agents or subcontractors, be liable for lost profits or consequential damages. This

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is a service agreement. Except as expressly provided in this Agreement, the
Distributor disclaims all other representations or warranties express or implied, made to the Corporation, a Fund or any other person, including without limitation, any warranties of merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade) of any services or any goods provided incidental to services provided under this Agreement. The Distributor disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.


7.       TERM.

         7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until May 19, 2002. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Corporation's Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of the Corporation's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

         7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than sixty (60) days' written notice, by the Corporation's Board of Directors, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         7.3 In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds. Upon the termination of this Agreement or the liquidation of a Fund or the Funds, Distributor shall deliver the records of the Fund(s) in the form maintained by Distributor (to the extent permitted by applicable license agreements) to the Corporation or person(s) designated by the Corporation at the Corporation's cost and expense, and thereafter the Corporation or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations.


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8.       MISCELLANEOUS.

         8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Corporation recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

         8.2 Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records relative to the Funds shareholders of the Corporation, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information which was already in the possession of the Distributor prior to receipt thereof, shall not be subject to this paragraph.

         8.3 This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

         8.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to Sunstone Distribution Services, LLC, 803 West Michigan Street, Suite A, Milwaukee, WI, 53233,
Attention: Miriam M. Allison, and notice to the Corporation shall be sent to UMB Scout Bond Fund, Inc., 928 Grand Boulevard, Kansas City, Missouri 64106,
Attention: William C. Tempel, President.

         8.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.


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       8.6 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                        UMB SCOUT BOND FUND, INC.
                                        (the "Corporation")



                                        By:_____________________________________
                                               William C. Tempel, President


                                        SUNSTONE DISTRIBUTION SERVICES, LLC
                                        (the "Distributor")


                                        By: ____________________________________
                                               Peter J. Hammond, Vice President




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                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                            UMB SCOUT BOND FUND, INC.
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS



        FUND                                              EFFECTIVE DATE
UMB Scout Bond Fund                                        May 19, 2001




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